Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
Contacts
MEDIA	Natalie Godwin 423-294-1247 ngodwin@unum.com
INVESTORS	Tom White 423-294-8996 tawhite@unum.com

Unum Group Announces Reinsurance Transaction with Global Atlantic on $7.1 Billion Closed Individual Disability Block

CHATTANOOGA, Tenn. (December 17, 2020) – Unum Group (NYSE: UNM) today announced that three of its insurance company subsidiaries have entered into an agreement to reinsure a substantial portion of Unum’s Closed Individual Disability Insurance Block (“IDI”) business, backed by approximately $7.1 billion in reserves, to a subsidiary of Global Atlantic through a coinsurance arrangement. Global Atlantic’s subsidiary will maintain over-collateralized trust accounts for the benefit of each Unum ceding company to secure its obligations under the relevant reinsurance agreement. Unum will continue to provide service and administration for the reinsured IDI business.

Once the transaction is fully executed, assuming receipt of all consents and regulatory approvals, Unum expects to release approximately $600 million of capital backing the block. Initially, the released capital is expected to be held at the holding company, increasing capital flexibility during the current challenging economic environment. There is expected to be minimal impact to the weighted average risk-based capital ratio and statutory operating earnings of its U.S. traditional insurance subsidiaries once the transaction is fully completed.

“With this agreement, we continue to make meaningful steps in actively managing the Closed Block to increase our financial flexibility and further rebalance our portfolio to more capital efficient businesses,” said Richard P. McKenney, president and chief executive officer. “Looking forward, we remain focused on delivering growth in our core businesses while continuing to pursue additional opportunities to optimize our capital and balance sheet for long-term shareholder value.”

Unum will retain the multi-life IDI block that is reported as part of the Unum US Supplemental & Voluntary segment, which continues to be an important element of the Company’s core growth strategy. The Company will also retain certain Closed Block IDI business not reinsured as part of the transaction, as well as certain assets with yields exceeding current market levels, which will support yields for other product lines, including long-term care.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

As part of the transaction, a subsidiary of Unum will provide a 12-year volatility cover for the active life cohort, which represents approximately 5 percent of the total statutory reserves of the IDI block reinsured by Global Atlantic’s subsidiary. At the end of the coverage period, Global Atlantic’s subsidiary will retain the risk for the remaining incidence and claims risk on the block.

Unum and Global Atlantic will complete the reinsurance transaction in two phases. During December 2020, approximately 75% of the in-force IDI block, primarily direct business written by the Unum ceding companies, will be reinsured to Global Atlantic’s subsidiary effective as of July 1, 2020. Additional IDI business, consisting of direct business not ceded at the first closing in December 2020 and business assumed by Unum from third parties, will be reinsured in the first quarter of 2021, subject to receipt of required consents and regulatory approvals.

The total net considerations to be paid to Global Atlantic’s subsidiary at the closing of the first phase of the reinsurance transaction is approximately $376 million, which will be offset by cash tax benefits. The ceding commission for the second phase of the reinsurance transaction is subject to adjustment based on the consents actually received. The payment for the volatility cover is also subject to adjustment based on the consents actually received.

Morgan Stanley & Co. LLC and Rothschild & Co acted as financial advisors and Debevoise & Plimpton LLP served as legal counsel to Unum in connection with this transaction.

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2021 OUTLOOK MEETING INFORMATION

Members of Unum Group senior management will host its virtual annual investor meeting on Thursday, December 17th at 8:00 a.m. (Eastern Time) to discuss Unum’s 2021 outlook and the reinsurance transaction.

The meeting will be simulcast via an audio & video webcast and will be accessible through the company’s website at www.unum.com in the “Investors” section.

ABOUT UNUM

Unum Group (www.unum.com) provides a broad portfolio of financial protection benefits and services through the workplace, and is a leading provider of disability income protection worldwide. Through its Unum US, Unum UK, Unum Poland, and Colonial Life businesses, the company provides disability, life, accident, critical illness, dental and vision benefits that protect millions of working people and their families. Unum also provides leave and absence management services that streamline the leave experience for employers and employees, and stop-loss coverage to help self-insured employers protect against medical costs. Unum reported revenues of $12.0 billion in 2019 and provided $7.5 billion in benefits.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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SAFE HARBOR STATEMENT

Certain information in this news release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) the impact of the COVID-19 pandemic on our business, financial position, results of operations, liquidity and capital resources, and overall business operations; (2) sustained periods of low interest rates; (3) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets; (4) unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity; (5) changes in, or interpretations or enforcement of laws and regulations; (6) a cyber attack or other security breach could result in the unauthorized acquisition of confidential data; (7) the failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event; (8) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (9) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (10) changes in our financial strength and credit ratings; (11) our ability to develop digital capabilities or execute on our technology systems upgrades or replacements; (12) actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving; (13) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (14) ability to generate sufficient internal liquidity and/or obtain external financing; (15) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (16) effectiveness of our risk management program; (17) contingencies and the level and results of litigation; (18) ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (19) fluctuation in foreign currency exchange rates; and (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2019, and Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended September 30, 2020. The forward-looking statements in this news release are being made as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.